Exhibit 1.2

Pricing Agreement

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Representatives of the several
        Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

AstraZeneca PLC (the “Company”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated August 3, 2020 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Basic Prospectus, Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Basic Prospectus (as defined therein) as amended or supplemented as of the date of the Underwriting Agreement and also a representation and warranty as of the date of this Pricing Agreement in relation to the Basic Prospectus, Pricing Disclosure Package or the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address of the Representatives referred to in such Section 14 are set forth at the end of Schedule II hereto. Schedule III sets forth each Issuer Free Writing Prospectus that is part of the Pricing Disclosure Package and any additional documents incorporated by reference that were filed with the Commission subsequent to the Commission’s close of business on the business day immediately prior to the date of the execution of this

Pricing Agreement. Schedule IV sets forth all documents that the Company and the Representatives agree are to be included in the Pricing Disclosure Package. The final term sheets prepared in accordance with Section 5(a) of the Underwriting Agreement are attached hereto as Schedule V.

The “Applicable Time” means 4:45 p.m. New York time on the date hereof.

An amendment of the Registration Statement, or a supplement to the Basic Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the aggregate principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, e-mail or facsimile transmission to (i) BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: High Grade Debt Capital Markets/Transaction Management/Legal, Fax: +1 212-901-7881, (ii) HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attention: Transaction Management Group, Fax: +1 212-525-0238, Phone: +1 212-525-3652, Email: tmg.americas@us.hsbc.com, (iii) Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets, Fax: +1 212-205-7812, Phone: +1 866-271-7403; and if to the Company shall be delivered or sent by mail, e-mail or facsimile transmission to its address set forth in the Registration Statement, Phone: +44-20-3749-5000, Email: aztbo@astrazeneca.com, Attention: Company Secretary, or such other address as the Company shall notify in writing to the Representatives at their respective foregoing addresses; provided, however, that any notice to an Underwriter of Designated Securities pursuant to Section 9(c) of the Underwriting Agreement shall be delivered or sent by mail, e-mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or e-mail constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

If the foregoing is in accordance with your understanding, please sign and return to us, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

ASTRAZENECA PLC

By:	/s/ Jonathan Slade
Name: Jonathan Slade Title: Group Treasurer

 [Signature Page to Pricing Agreement]

Accepted as of the date hereof:

BofA SECURITIES, INC.

By:	/s/ Andrew Karp
Name: Andrew Karp Title: Managing Director

 [Signature Page to Pricing Agreement]

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
Name: Diane Kenna Title: Managing Director

 [Signature Page to Pricing Agreement]

Mizuho Securities USA LLC

By:	/s/ Thomas Bausano
Name: Thomas Bausano Title: Managing Director

 [Signature Page to Pricing Agreement]

Schedule I

	Aggregate Principal Amount of Designated Securities to be Purchased
	0.700% Notes due 2026	1.375% Notes due 2030	2.125% Notes due 2050
BofA Securities, Inc.	$300,000,000	$325,000,000	$125,000,000
HSBC Securities (USA) Inc.	$300,000,000	$325,000,000	$125,000,000
Mizuho Securities USA LLC	$300,000,000	$325,000,000	$125,000,000
Barclays Capital Inc.	$50,000,000	$54,167,000	$20,834,000
Citigroup Global Markets Inc.	$50,000,000	$54,167,000	$20,834,000
Deutsche Bank Securities Inc.	$50,000,000	$54,167,000	$20,833,000
Goldman Sachs & Co. LLC	$50,000,000	$54,167,000	$20,833,000
J.P. Morgan Securities LLC	$50,000,000	$54,166,000	$20,833,000
Morgan Stanley and Co. LLC	$50,000,000	$54,166,000	$20,833,000

Total	$1,200,000,000	$1,300,000,000	$500,000,000

SCHEDULE II

Titles of Designated Securities:

$1,200,000,000 0.700% Notes due 2026 (the “2026 Notes”).

$1,300,000,000 1.375% Notes due 2030 (the “2030 Notes”).

$500,000,000 2.125% Notes due 2050 (the “2050 Notes”).

The 2026 Notes, the 2030 Notes and the 2050 Notes are collectively referred to herein as the “Notes” or the “Designated Securities”.

Aggregate Principal Amounts:

$1,200,000,000 for the 2026 Notes.

$1,300,000,000 for the 2030 Notes.

$500,000,000 for the 2050 Notes.

Price to Public:

99.595% of the principal amount of the 2026 Notes, plus accrued interest, if any, from August 6, 2020 (for the 2026 Notes).

99.712% of the principal amount of the 2030 Notes, plus accrued interest, if any, from August 6, 2020 (for the 2030 Notes).

97.906% of the principal amount of the 2050 Notes, plus accrued interest, if any, from August 6, 2020 (for the 2050 Notes).

Purchase Price by Underwriters:

99.370% of the principal amount of the 2026 Notes, plus accrued interest, if any, from August 6, 2020 (for the 2026 Notes).

99.387% of the principal amount of the 2030 Notes, plus accrued interest, if any, from August 6, 2020 (for the 2030 Notes).

97.256% of the principal amount of the 2050 Notes, plus accrued interest, if any, from August 6, 2020 (for the 2050 Notes).

Specified Funds for Payment of Purchase Price:

New York Clearing House funds.

Indenture:

Indenture, dated as of April 1, 2004, between the Company and The Bank of New York Mellon, as successor Trustee to JPMorgan Chase Bank, as amended and supplemented from time to time.

Maturity Dates:

The stated maturity of the principal of the 2026 Notes will be April 8, 2026.

The stated maturity of the principal of the 2030 Notes will be August 6, 2030.

The stated maturity of the principal of the 2050 Notes will be August 6, 2050.

Interest Rates:

The 2026 Notes will bear interest from August 6, 2020 at a fixed rate of 0.700% per annum, payable semi-annually.

The 2030 Notes will bear interest from August 6, 2020 at a fixed rate of 1.375% per annum, payable semi-annually.

The 2050 Notes will bear interest from August 6, 2020 at a fixed rate of 2.125% per annum, payable semi-annually.

Interest Payment Dates:

Interest on the 2026 Notes will be paid semi-annually in arrears on April 8 and October 8 of each year, commencing April 8, 2021.

Interest on the 2030 Notes will be paid semi-annually in arrears on February 6 and August 6 of each year, commencing February 6, 2021.

Interest on the 2050 Notes will be paid semi-annually in arrears on February 6 and August 6 of each year, commencing February 6, 2021.

Redemption Provisions:

The Company may redeem the Notes of any series, in whole or in part, from time to time as follows: (i) prior to the applicable Par Call Date (as defined herein), at a redemption price equal to the greater of (A) 100% of the principal amount of the Notes to be redeemed, and (B) as determined by the Quotation Agent (as defined in the supplement to the Prospectus relating to the Designated Securities dated August 3, 2020 (the “Prospectus Supplement”), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (assuming for this purpose that such series of Notes matured on the applicable Par Call Date and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus the applicable Make-Whole Spread (as defined herein), and (ii) on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.

In the event of various tax law changes and other limited circumstances that require the Company to pay additional amounts as described in the Prospectus Supplement, the Company may redeem in whole, but not in part, any series of the Notes prior to maturity at a redemption price equal to 100% of their principal amount plus accrued interest thereon to but excluding the date of redemption.

Par Call Dates:

2026 Notes: March 8, 2026.

2030 Notes: May 6, 2030.

2050 Notes: February 6, 2050.

Make-Whole Spreads:

2026 Notes: 10 basis points.

2030 Notes: 15 basis points.

2050 Notes: 15 basis points.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

The Designated Securities are entitled to full defeasance and discharge under certain conditions as set forth in the Indenture.

Time of Delivery of the Designated Securities:

August 6, 2020.

Closing Location for Delivery of the Designated Securities:

The offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square, London EC2V 7HR England.

Address of the Company For Notice Purposes:

AstraZeneca PLC
1 Francis Crick Avenue

Cambridge Biomedical Campus

Cambridge CB2 0AA
England, United Kingdom

Attention: Company Secretary

Email: aztbo@astrazeneca.com

Names and Addresses of the Representatives For Notice Purposes:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: High Grade Debt Capital Markets/Transaction Management/Legal

Fax: +1 212-901-7881

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Attention: Transaction Management Group

Fax: + 1 212-525-0238

Phone: + 1 212-525-3652

Email: tmg.americas@us.hsbc.com

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Debt Capital Markets

Fax: + 1 212-205-7812

Phone: +1 866-271-7403

SCHEDULE III

Issuer Free Writing Prospectus:

1.	Final Term Sheet dated August 3, 2020 containing the final terms of the Designated Securities as set forth in Schedule V hereto.

2.	Free Writing Prospectus dated August 3, 2020 entitled “Fixed-income investor update”.

SCHEDULE IV

Pricing Disclosure Package:

Preliminary Prospectus dated and filed with the Commission on August 3, 2020, together with the Issuer Free Writing Prospectus listed on Schedule III hereto.

SCHEDULE V

AstraZeneca PLC

 $1,200,000,000 0.700% Notes due 2026

$1,300,000,000 1.375% Notes due 2030

$500,000,000 2.125% Notes due 2050

Final Term Sheets

Issuer:	AstraZeneca PLC
Trade Date:	August 3, 2020
Settlement Date:	August 6, 2020 (T+3)
Expected Ratings:	Moody’s: A3; S&P: BBB+

$1,200,000,000 0.700% Notes due 2026:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,200,000,000
Maturity Date:	April 8, 2026
Coupon:	0.700%
Benchmark Treasury:	0.250% due July 31, 2025
Benchmark Treasury Price and Yield:	100-04¼, 0.223%
Spread to Benchmark Treasury:	+55 basis points
Yield to Maturity:	0.773%
Price to Public:	99.595% of the Aggregate Principal Amount
Interest Payment Dates:	April 8 and October 8, commencing April 8, 2021
Gross Proceeds to Issuer:	$1,195,140,000
Underwriting Discount:	0.225% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$1,192,440,000
Redemption Provisions:
Optional Make-Whole Redemption:	At the option of the Company, from time to time, in whole or in part, as follows: (i) prior to March 8, 2026, at the redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed and (B) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming for this purpose that such series of notes matured on March 8, 2026 and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.100% and (ii) on or after March 8, 2026, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of various tax law changes and other limited circumstances that require the Company to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest thereon to but excluding the redemption date.

CUSIP:	046353AV0
ISIN:	US046353AV09

$1,300,000,000 1.375% Notes due 2030:

Security Type:	Senior Notes
Aggregate Principal Amount:	$1,300,000,000
Maturity Date:	August 6, 2030
Coupon:	1.375%
Benchmark Treasury:	0.625% due May 15, 2030
Benchmark Treasury Price and Yield:	100-21, 0.556%
Spread to Benchmark Treasury:	+85 basis points
Yield to Maturity:	1.406%
Price to Public:	99.712% of the Aggregate Principal Amount
Interest Payment Dates:	February 6 and August 6, commencing February 6, 2021
Gross Proceeds to Issuer:	$1,296,256,000
Underwriting Discount:	0.325% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$1,292,031,000
Redemption Provisions:
Optional Make-Whole Redemption:	At the option of the Company, from time to time, in whole or in part, as follows: (i) prior to May 6, 2030, at the redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed and (B) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming for this purpose that such series of notes matured on May 6, 2030 and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.150% and (ii) on or after May 6, 2030, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of various tax law changes and other limited circumstances that require the Company to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	046353AW8
ISIN:	US046353AV09

$500,000,000 2.125% Notes due 2050:

Security Type:	Senior Notes
Aggregate Principal Amount:	$500,000,000

Maturity Date:	August 6, 2050
Coupon:	2.125%
Benchmark Treasury:	2.000% due February 15, 2050
Benchmark Treasury Price and Yield:	119-08+, 1.221%
Spread to Benchmark Treasury:	+100 basis points
Yield to Maturity:	2.221%
Price to Public:	97.906% of the Aggregate Principal Amount
Interest Payment Dates:	February 6 and August 6, commencing February 6, 2021
Gross Proceeds to Issuer:	$489,530,000
Underwriting Discount:	0.650% of the Aggregate Principal Amount
Net Proceeds to Issuer (before expenses):	$486,280,000
Redemption Provisions:
Optional Make-Whole Redemption:	At the option of the Company, from time to time, in whole or in part, as follows: (i) prior to February 6, 2050, at the redemption price equal to the greater of (A) 100% of the principal amount of the notes to be redeemed and (B) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (assuming for this purpose that such series of notes matured on February 6, 2050 and not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.150% and (ii) on or after February 6, 2050, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued interest thereon to but excluding the date of redemption.
Optional Tax Redemption:	In the event of various tax law changes and other limited circumstances that require the Company to pay additional amounts, in whole but not in part, at a price equal to 100% of the principal amount of the notes to be redeemed plus accrued interest thereon to but excluding the redemption date.
CUSIP:	046353AX6
ISIN:	US046353AX64
Joint Book-Running Managers:	BofA Securities, Inc. HSBC Securities (USA) Inc. Mizuho Securities USA LLC
Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley and Co. LLC

*****

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the prospectus supplement in respect of the notes in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement in respect of the notes if you request it by calling BofA Securities, Inc. at toll-free 1-800-294-1322, HSBC Securities (USA) Inc. at toll-free 1-866-811-8049, or Mizuho Securities USA LLC at toll-free 1-866-271-7403.

It is expected that delivery of the notes will be made against payment on or about the Settlement Date, which will be the third business day following the Trade Date of the notes (such settlement being referred to as “T+3”). Trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder may be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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